CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of CG Funds Trust and to the use of our report dated December 21, 2018 on the financial statements and financial highlights of the CG Core Total Return Fund, a series of CG Funds Trust. Such financial statements and financial highlights appear in the 2018 Annual Report to Shareholders which are also incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 26, 2018